                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                      APPLIED SCIENCE AND TECHNOLOGY, INC.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                      APPLIED SCIENCE AND TECHNOLOGY, INC.
                                 35 CABOT ROAD
                          WOBURN, MASSACHUSETTS 01801

                                                                October 19, 1998

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of APPLIED SCIENCE AND TECHNOLOGY, INC. (the "Corporation") to be held on Thursday, November 19, 1998, at 10:30 a.m. at the offices of the Corporation, 35 Cabot Road, Woburn, Massachusetts 01801.

     At the Annual Meeting, you will be asked (i) to elect two (2) members of the Board of Directors of the Corporation; and (ii) to ratify the appointment of the Corporation's independent auditors, KPMG Peat Marwick LLP. Details of the matters to be considered at the Annual Meeting are contained in the Proxy Statement, which we urge you to review carefully.

     Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return your Proxy promptly in the enclosed envelope, which requires no postage if mailed in the United States. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously returned your Proxy.

     On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Corporation.

                                          Sincerely,

                                          Richard S. Post, Ph.D.
                                          President

                      APPLIED SCIENCE AND TECHNOLOGY, INC.
                                 35 CABOT ROAD
                          WOBURN, MASSACHUSETTS 01801

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of APPLIED SCIENCE AND TECHNOLOGY, INC. (the "Corporation"), a Delaware corporation, will be held on Thursday, November 19, 1998 at 10:30 a.m. at 35 Cabot Road, Woburn, Massachusetts, for the following purposes:

     1.  To elect two (2) members of the Board of Directors for a term of three
         (3) years;

     2. To consider and act upon a proposal to ratify the appointment of KPMG Peat Marwick LLP as independent auditors for the Corporation for the fiscal year ending June 26, 1999; and

     3. To consider and act upon any matters incidental to the foregoing and any other matters that may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on October 14, 1998, as the record date for the determination of stockholders entitled to notice of and vote at the Annual Meeting and any adjournment or adjournments thereof.

                                          By Order of the Board of Directors

                                          John M. Tarrh
                                          Secretary

Woburn, Massachusetts
October 19, 1998

--------------------------------------------------------------------------------
                                   IMPORTANT

WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, WE URGE YOU TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. PROMPTLY SIGNING, DATING, AND RETURNING THE PROXY WILL SAVE THE CORPORATION THE EXPENSES AND EXTRA WORK OF ADDITIONAL SOLICITATION. AN ADDRESSED ENVELOPE FOR WHICH NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THAT PURPOSE. SENDING IN YOUR PROXY WILL NOT PREVENT YOU FROM VOTING YOUR STOCK AT THE ANNUAL MEETING IF YOU DESIRE TO DO SO, AS YOUR PROXY IS REVOCABLE AT YOUR OPTION.
--------------------------------------------------------------------------------

                      APPLIED SCIENCE AND TECHNOLOGY, INC.
                                 35 CABOT ROAD
                          WOBURN, MASSACHUSETTS 01801
                            ------------------------

                                PROXY STATEMENT

                                OCTOBER 19, 1998

     The enclosed proxy is solicited by the Board of Directors of APPLIED SCIENCE AND TECHNOLOGY, INC. (the "Corporation") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, November 19, 1998, at 10:30 a.m. at the Corporation's offices, 35 Cabot Road, Woburn, Massachusetts, and at any adjournment or adjournments thereof.

     Stockholders of record at the close of business on October 14, 1998, will be entitled to vote at the Annual Meeting or any adjournment thereof. On that date, 8,584,823 shares of the Corporation's common stock, $.01 par value per share (the "Common Stock"), were issued and outstanding. Each share of Common Stock entitles the holder to one vote with respect to all matters submitted to stockholders at the Annual Meeting. The Corporation has no other voting securities.

     The presence of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting, either in person or represented by a properly executed proxy, is necessary to constitute a quorum for the transaction of business at the Annual Meeting.

     The election of directors will be determined by a plurality vote. The other proposal to be voted upon by the stockholders of the Corporation requires the vote of a majority of shares of Common Stock present and voting at the Annual Meeting for passage. Votes withheld from any nominee, abstentions and broker non-votes (which result when a broker holding shares for a beneficial holder has not received timely voting instructions on certain matters from such beneficial holder and the broker does not have discretionary voting power on such matters) are counted as present or represented for purposes of determining the presence or absence of a quorum at the Annual Meeting. Abstentions and broker non-votes have no effect on whether a proposal has been approved.

     THE DIRECTORS, NOMINATED DIRECTORS AND EXECUTIVE OFFICERS OF THE CORPORATION AS A GROUP OWN OR MAY BE DEEMED TO CONTROL 1,585,746 SHARES OF COMMON STOCK, CONSTITUTING APPROXIMATELY 18.5% OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE CORPORATION. EACH OF THE DIRECTORS, NOMINATED DIRECTORS AND OFFICERS HAS INDICATED HIS INTENT TO VOTE ALL SHARES OF COMMON STOCK OWNED OR CONTROLLED BY HIM IN FAVOR OF EACH ITEM SET FORTH HEREIN.

     Where the stockholder specifies a choice on the proxy as to how his or her shares are to be voted on a particular matter, the shares will be voted accordingly. If no choice is specified, the shares will be voted FOR the election of the two nominees for director named herein and FOR the ratification of the appointment of KPMG Peat Marwick LLP as the Corporation's independent auditors for the fiscal year ending June 26, 1999. Execution of a proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person. The proxy may be revoked at any time before it is exercised by written notice to the Secretary prior to the Annual Meeting, or by giving to the Secretary a duly executed proxy bearing a later date than the proxy being revoked at any time before such proxy is voted, or by appearing at the Annual Meeting and voting in person. The shares represented by all properly executed proxies received in time for the Annual Meeting will be voted as specified therein.

     The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote may be taken, such shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies. The Board of Directors knows of no matter to be acted upon at the Annual Meeting that would give rise to appraisal rights for dissenting stockholders.

     An annual report on Form 10-K, containing the Corporation's audited financial statements for its fiscal years ended June 27, 1998 ("Fiscal Year 1998"), June 28, 1997 ("Fiscal Year 1997") and June 29, 1996

("Fiscal Year 1996") is being mailed together with this Proxy Statement to all stockholders entitled to vote. This Proxy Statement and the accompanying proxy were first mailed to stockholders on or about October 19, 1998.

                                 PROPOSAL NO. 1

                            ------------------------

                             ELECTION OF DIRECTORS

     The bylaws of the Corporation provide for a Board of Directors which is divided into three classes. Directors constituting approximately one-third of the Board of Directors are elected each year for a period of three years at the Corporation's Annual Meeting of Stockholders and serve until their successors are duly elected by the stockholders of the Corporation. The members of Class II, Messrs. Tarrh and Kahl are currently proposed for reelection to the Board of Directors. The terms of the members of Class I, Dr. Post and Mr. Anderson, expire in 2001, and the terms of the members of Class III, Dr. Smith and Messrs. de Beaumont and Bertucci, expire in 2000. Vacancies and newly created directorships resulting from any increase in the number of authorized directors may be filled by a majority vote of the directors then remaining in office. A director elected to fill a vacancy on the Board of Directors will be elected for a term expiring at the annual meeting when the term of a director in such Class would naturally expire. Officers are elected by and serve at the discretion of the Board of Directors.

     Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for an individual director, or for all directors, will be voted (unless one or more nominees are unable or unwilling to serve) for the election of the nominees named below. The Board of Directors expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill any such vacancy.

     A plurality of the shares voted affirmatively or negatively at the Annual Meeting is required to elect each nominee as a director.

     THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF MR. JOHN M. TARRH AND MR. HANS-JOCHEN KAHL AS DIRECTORS, EACH TO SERVE A THREE YEAR TERM, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

     The following table sets forth the year each director was elected a director and the age, positions and offices presently held by each director with the Corporation:

                                              CLASS TO      YEAR
                                               WHICH       FIRST
                                              DIRECTOR    BECAME A
                NAME                   AGE    BELONGS     DIRECTOR                 POSITION
                ----                   ---    --------    --------   ------------------------------------
Richard S. Post, Ph.D................  55         I         1987     Chief Executive Officer, President
                                                                     and Chairman of the Board of
                                                                     Directors

John M. Tarrh*.......................  51        II         1987     Senior Vice President, Finance,
                                                                     Secretary, Treasurer and Director

Donald K. Smith, Ph.D................  45       III         1987     Senior Vice President, Advanced
                                                                     Technology, and Director

Robert R. Anderson...................  60         I         1995     Director

Michel de Beaumont...................  56       III         1993     Director

John R. Bertucci.....................  57       III         1994     Director

Hans-Jochen Kahl*....................  59        II         1995     Director

---------------
* Nominees for election at this Annual Meeting.

     Mr. Jordan L. Golding has served as an advisor to the Board of Directors since 1989.

     The Board of Directors has appointed an Executive Committee presently comprised of Drs. Post and Smith and Mr. Tarrh. The Executive Committee is authorized to take any action that the Board of Directors is authorized to act upon with the exception of the issuance of stock, the sale of all or substantially all of the Corporation's assets, or any other significant corporate transaction.

     All of the directors of the Corporation who were directors during Fiscal Year 1998 attended at least 75% of the meetings of the Board of Directors and the committees on which they served during Fiscal Year 1998. The Board of Directors met six (6) times formally, while the Executive Committee met informally on a number of occasions during Fiscal Year 1998.

     The Board of Directors also has appointed a Compensation Committee, presently comprised of Mr. Kahl with Mr. Golding as an advisor, and an Audit Committee comprised of Messrs. Bertucci and Anderson, with Mr. Golding as an advisor. The Compensation Committee is responsible for negotiating and approving compensation arrangements for officers, employees, consultants, and directors, including the granting of options to purchase the Corporation's Common Stock pursuant to any of the Corporation's stock option plans. The Audit Committee was established for the purposes of (i) reviewing the Corporation's financial results and recommending the selection of the Corporation's independent auditors; (ii) reviewing the effectiveness of the Corporation's accounting policies and practices, financial reporting and internal controls; and (iii) reviewing the scope of independent audit coverages and fees, and any transactions that may involve a potential conflict of interest and internal control systems. The Compensation and Audit Committees met two (2) and four (4) times, respectively, during Fiscal Year 1998.

     None of the directors or executive officers of the Corporation are related by blood, marriage, or adoption to any of the Corporation's directors or executive officers.

BACKGROUND

     The following is a brief summary of the background of each director of the Corporation, as well as Mr. Golding, an advisor to the Board of Directors:

     RICHARD S. POST, PH.D. has served as the Corporation's President, Chief Executive Officer and Chairman of the Board since its inception in 1987. Prior to founding the Corporation, Dr. Post served at the Massachusetts Institute of Technology ("MIT") from 1981 to 1987. At MIT, Dr. Post served as a Senior Research Scientist, in the position of Head of the Mirror Confinement Division of the Plasma Fusion Center. Dr. Post earned his Ph.D. in Plasma Physics from Columbia University and his Bachelor of Science degree from the University of California at Berkeley. He also completed the Owner/President Management Program at Harvard Business School.

     MR. JOHN M. TARRH has served as the Corporation's Senior Vice President, Finance, Treasurer and Secretary, and as a director since its inception in 1987. Mr. Tarrh became the Manager of the Mirror Confinement Division of MIT's Plasma Fusion Center in 1986 where he was responsible for financial management, project management and administration. Prior to joining the research staff of MIT in 1978, he was the Executive Vice President -- Operations of Magnetic Engineering Associates, a privately held, high technology company in Cambridge, Massachusetts which was owned by Sala Magnetics. Mr. Tarrh presently serves as a director for QC Optics, Inc., a publicly held designer of laser-based defect detection systems. Mr. Tarrh received his Master of Science degree in Electrical Engineering from MIT, and he earned his Bachelor of Science degree in Electrical Engineering from Virginia Polytechnic Institute and State University.

     DONALD K. SMITH, PH.D. has served as the Corporation's Senior Vice President, Advanced Technology, and as a director since its inception in 1987. He joined MIT as a Research Scientist in 1981 and was a Group Leader as well as a member of the management team on several projects. Dr. Smith specializes in radio frequency and plasma engineering. Dr. Smith earned his Master of Science degree and Ph.D. in Electrical Engineering from the University of Wisconsin, Madison, and his Bachelor of Science degree from Davidson College.

     MR. ROBERT R. ANDERSON has served as a director of the Corporation since October 1995. Previously, Mr. Anderson co-founded in 1975 and served as Chairman of the Board of Directors, Chief Financial Officer and Chief Operating Officer of KLA Instruments Corporation, the leading manufacturer of yield monitoring and process control systems for the semiconductor manufacturing industry, from which he retired in 1994. Mr. Anderson is presently the Chairman of Silicon Valley Research, Inc. ("Silicon Valley"), a manufacturer of EDA software for integrated circuit design and manufacture. From 1996 to 1998, Mr. Anderson served as the Chief Executive Officer of Silicon Valley. From 1970 to 1975, Mr. Anderson was Chief Financial Officer of Computervision Corporation, which develops and markets software for design automation and product data management. Mr. Anderson is presently the Chief Executive Officer and Chairman of the Board of Directors of Integral Domain Technologies, Inc., a manufacturer of yield management software. Mr. Anderson attended Bentley College.

     MR. MICHEL DE BEAUMONT has served as a director of the Corporation since January 1993. Since 1981, Mr. de Beaumont has served as a co-founder and director of American Equities Overseas (U.K.) Ltd. of London, England, a wholly owned subsidiary of American Equities Overseas Inc. ("American Equities"), a private securities brokerage and corporate finance firm. From 1978 to 1981, Mr. de Beaumont served as a Vice President in the London, England Office of American Securities Corp., which subsequently was the clearing house for American Equities until 1993. Mr. de Beaumont has also previously served as a Vice President at Smith Barney Harris Upham and Oppenheimer & Co. Mr. de Beaumont holds degrees in Advanced Mathematics, Physics and Chemistry from the Universities of Poitiers and Paris, and a degree in Business Administration from the University of Paris.

     MR. JOHN R. BERTUCCI has served as a director of the Corporation since September 1994. Mr. Bertucci has been Chairman, President, Chief Executive Officer and a director of MKS Instruments, Inc. ("MKS"), a privately held manufacturer and seller of pressure control instruments for vacuum processes, since 1974. Mr. Bertucci received a Master of Science degree in Industrial Administration and a Bachelor of Science degree in Metallurgical Engineering from Carnegie-Mellon University.

     MR. HANS-JOCHEN KAHL has served as a director of the Corporation since October 1995. From June 1994 through September 1996, Mr. Kahl served as a consultant to Ebara, a Japanese manufacturer of industrial water pumps and vacuum process equipment for the semiconductor industry. Mr. Kahl was employed by Leybold AG, formerly Leybold-Heraeus GmbH ("Leybold"), a leading international manufacturer of vacuum pumps and other vacuum process equipment for the semiconductor industry, from July 1983 to March 1992, Mr. Kahl served as a managing director of Leybold, where he was primarily responsible for sales, marketing and strategic planning. Mr. Kahl was appointed to the Board of Directors of Leybold in 1987, and since November 1996, he has served as a director of Solid State Measurement, a privately held manufacturer of high precision measurement tools.

     MR. JORDAN L. GOLDING, a certified public accountant, has served as an advisor to the Board of Directors since 1989. Mr. Golding served as a partner in KPMG Peat Marwick LLP until his retirement in 1988, where his client responsibilities included high technology, merchandising, banking and emerging companies. After service in the U.S. Navy, he became a partner in Golding, Golding & Company, which in 1967 merged with KPMG Peat Marwick LLP. He has served as President of the Massachusetts Society of Certified Public Accountants and was Chairman of the Management Advisory Services Committee of the American Institute of Certified Public Accountants. Mr. Golding presently serves as a director of Canadian Western Bank, a publicly held commercial bank. Mr. Golding serves on the Advisory Board of New Balance, Inc., the privately held parent company of New Balance Athletic Shoe, Inc., and of Grand Circle Corporation, the parent company of Grand Circle Travel, Inc. and Overseas Adventure Travel, Inc., and as a consultant to other corporations. Mr. Golding earned a Master of Business Administration degree from Harvard Business School, and graduated from Harvard College.

EXECUTIVE OFFICERS, OFFICERS AND KEY EMPLOYEES

     The executive officers, officers and certain other key employees of the Corporation as of October 1, 1998, their ages and positions held in the Corporation are as follows:

                NAME                   AGE                           POSITION
                ----                   ---   ---------------------------------------------------------

Richard S. Post, Ph.D................  55    President, Chief Executive Officer and Chairman of the
                                             Board of Directors

Brian R. Chisholm....................  50    Chief Operating Officer and Senior Vice President

Donald K. Smith, Ph.D................  45    Senior Vice President, Advanced Technology and Director

John M. Tarrh........................  51    Senior Vice President, Finance, Director, Secretary and
                                             Treasurer

Avishay Katz, Ph.D...................  40    Senior Vice President, Global Customer Operations

Robert E. Bettilyon..................  49    Director, Corporate Controller

Jill E. Maunder......................  42    Vice President, Human Resources

Michael C. DeLuca....................  40    Vice President, Manufacturing Operations

     The following is a brief summary of the background of each executive officer or key employee of the Corporation, other than Drs. Post and Smith and Mr. Tarrh, whose backgrounds are described above:

     MR. BRIAN R. CHISHOLM has been the Corporation's Chief Operating Officer and Senior Vice President since May 1998. From November 1996 to May 1998, he was the Corporation's Senior Vice President of Operations. From 1994 to August 1996, Mr. Chisholm was the Research and Development Manager -- Thin Film Systems for Varian Associates, a developer and producer of automated systems for depositing thin films, where he was responsible for advanced development, engineering and support of all thin film products. Previously, Mr. Chisholm was the Vice President, Engineering and Product Management for IRT Corporation, a publicly held company that provides machine vision based x-ray inspection systems and radiation processing services. Mr. Chisholm received a Master of Business Administration degree from Northeastern University, a Master of Science degree in Physics from Virginia Polytechnic Institute and a Bachelor of Arts degree in Physics from Northeastern University.

     DR. AVISHAY KATZ has been the Corporation's Senior Vice President, Global Customer Operations since May 1998. From 1997 to 1998, Dr. Katz was Vice President of Strategic Marketing and Chief Technical Officer of Watkins Johnson Company, a manufacturer of thin film deposition capital equipment for the semiconductor industry. From 1996 to 1997, Dr. Katz was manager of Power Electronics Technology at EPRI -- The Electric Power Research Institute, where he was in charge of designing the power electronic device and system strategy for the electrical industry. Previously, since 1988, Dr. Katz was a member of the technical staff and team leader for the AT&T Bell Laboratories, where he performed research and development of metal, dielectric and semiconductor thin film technology for micoelectronics and optoelectronics applications. Dr. Katz received a Ph.D. degree in Materials Science and Engineering and a Bachelor of Science degree in Engineering from the Technion -- Israel Institute of Technology.

     MR. ROBERT E. BETTILYON has been the Corporation's Director, Corporate Controller from August 1993 to September 1998. From 1983 to 1993, Mr. Bettilyon was Controller at Coherent General, Inc., a private manufacturer of industrial lasers and laser systems for materials processing and medical applications, and has served at each of its Massachusetts, Tokyo and Munich facilities. Mr. Bettilyon previously served as a Senior Financial Planning Analyst at Standard Oil of Ohio from 1980 to 1983, and as an Audit Senior at Touche Ross (now Deloitte and Touche) from 1977 to 1980. Mr. Bettilyon holds a Bachelor of Science degree in Accounting from the University of Utah and is a Certified Public Accountant.

     MS. JILL E. MAUNDER has been the Vice President of Human Resources since February 1998. From February 1996 to February 1998, Ms. Maunder was the President for Outsourcing Solutions, Inc., a human resources consulting firm. From September 1993 to January 1996, Ms. Maunder was Vice President, Human Resources Consulting for Strategic Outsourcing, Inc., a human resources outsourcing practice. Prior to that Ms. Maunder was Director, Human Resources for Bull HN Worldwide Information Services. Ms. Maunder holds a Bachelor of Arts degree in Social Service from the University of New Hampshire.

     MR. MICHAEL C. DeLUCA has been the Corporation's Vice President of Manufacturing since May 1997. From 1995 to 1997, Mr. DeLuca was the Director of Operations for Applied Fiberoptics, Inc., a fiberoptics manufacturing company where he was responsible for all aspects of manufacturing. From 1993 to 1995, Mr. DeLuca was Pharmaceutical Operations Manager for Millipore Corporation, a manufacturer of high technology filtration devices. Previously, he was the Plant Manager for Veratec, a manufacturer of components for the computer diskette industry. Mr. DeLuca received a Master of Business Administration degree from Babson Graduate School of Business, and a Bachelor of Arts degree in Physics from the College of The Holy Cross.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth, as of October 14, 1998, certain information concerning stock ownership of the Corporation by (i) each person known by the Corporation to own of record or be the beneficial owner of more than five percent (5%) of the Corporation's Common Stock, (ii) each of the Corporation's directors, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors and officers as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated. On November 26, 1997, the Corporation announced a 3-for-2 split of its Common Stock, which was distributed to stockholders in the form of a stock dividend on December 12, 1997. The stock ownership information contained herein has been adjusted to reflect the stock split.

                      NAME AND ADDRESS                  NUMBER OF SHARES     PERCENTAGE
                   OF BENEFICIAL OWNER(1)             BENEFICIALLY OWNED(2)   OF CLASS
                   ----------------------             ---------------------  ----------
Kopp Investment Advisors, Inc.(3)....................       1,129,714           13.2%

George D. Bjurman & Associates(4)....................         570,670            6.6%

Richard S. Post, Ph.D.(5)............................         650,602            7.5%

Donald K. Smith, Ph.D.(6)............................         463,978            5.4%

John M. Tarrh(7).....................................         415,836            4.8%

Robert R. Anderson(8)(9).............................          85,500            1.0%

John Bertucci(10)....................................          99,000            1.1%

Michel de Beaumont(11)...............................          79,230           *

Hans-Jochen Kahl(9)(12)..............................          20,000           *

All Officers and Directors as a Group (11 persons)
  (5)(6)(7)(8)(9)(10)(11)(12)(13)(14)(15)(16)(17)....       1,887,046           21.2%

---------------
  *  Less than one percent (1%)

 (1) The address for all officers and directors is c/o Applied Science and Technology, Inc., 35 Cabot Road, Woburn, Massachusetts 01801. The address for Kopp Investment Advisors, Inc. is 7701 France Avenue South, Suite 500, Edina, Minnesota 55435. The address for George D. Bjurman & Associates is 10100 Santa Monica Boulevard, Suite 1200, Los Angeles, CA 90067.

 (2) The number of shares of Common Stock issued and outstanding on October 14, 1998 was 8,584,823. Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock that an individual or group has a right to acquire within 60 days from September 24, 1998 pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person in the table.

 (3) Based solely upon a Schedule 13G filed in October 1998 by Kopp Investment Advisors, Inc. ("KIA") on behalf of KIA, Kopp Holding Company and Leroy C. Kopp. KIA is an investment adviser that is wholly-owned by Kopp Holding Company, which is wholly-owned by Leroy C. Kopp. KIA has sole voting power as to 323,750 of such shares and sole dispositive power as to 165,000 of such shares. Leroy C. Kopp has sole voting and dispositive power as to 15,000 of such shares.

 (4) Reported holdings of George D. Bjurman & Associates, an investment adviser, based solely upon information reported by the Carson Group as of June 30, 1998.

 (5) Includes (i) 17,650 shares of Common Stock owned by Dr. Post's wife; (ii) 6,000 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 7,500 shares, at an exercise price of $7.417 per share, which expires on July 2, 2000; (iii) 22,500 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 37,500 shares, at an exercise price of $8.417 per share, which expires on December 28, 2000; (iv) 27,001 shares of Common Stock issuable upon the exercise of the vested portion of options to purchase up to an aggregate of 45,000 shares, at an exercise price of $6.417 per share, each option expires on August 5, 2001; (v) 2,100 shares of Common Stock issuable upon the exercise of an option, at an exercise price of $5.083 per share, which expires on November 20, 2001; (vi) 11,999 shares of Common Stock issuable upon exercise of the vested portion of options to purchase up to an aggregate of 30,000 shares, at an exercise price of $6.00 per share, each option expires on June 30, 2002; and (vii) 6,800 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 34,000 shares, at an exercise price of $3.875 per share, which expires on October 4, 2003. The options set forth in (vi) above were repriced in September 1998 from $11.167 to $6.00 per share.

 (6) Includes (i) 2,400 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 3,000 shares, at an exercise price of $7.417 per share, which expires on July 2, 2000; (ii) 13,500 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 22,500 shares, at an exercise price of $8.417 per share, which expires on December 28,

     2000; (iii) 13,500 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 30,000 shares at an exercise price of $6.417 per share, which expires on August 5, 2001; (iv) 1,500 shares of Common Stock issuable upon the exercise of an option at an exercise price of $5.083 per share, which expires on November 20, 2001;
     (v) 8,400 shares of Common Stock issuable upon exercise of the vested portion of options to purchase up to an aggregate of 21,001 shares, at an exercise price of $6.00 per share, each option expires on June 30, 2002; and (vi) 4,000 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 20,000 shares, at an exercise price of $3.875 per share, which expires on October 4, 2003. The options set forth in (v) above were repriced in September 1998 from $11.167 to $6.00 per share.

 (7) Includes (i) an aggregate of 1,313 shares of Common Stock owned by Mr. Tarrh's wife and minor son; (ii) 1,200 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 1,500 shares, at an exercise price of $7.417 per share, which expires on July 2, 2000; (iii) 6,300 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 10,500 shares at an exercise price of $8.417 per share, which expires on December 28, 2000; (iv) 5,850 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 9,750 shares at an exercise price of $6.417 per share, which expires on August 5, 2001; (v) 1,350 shares of Common Stock issuable upon the exercise of an option at an exercise price of $5.083 per share, which expires on November 20, 2001; (vi) 6,000 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 15,000 shares, at an exercise price of $6.00 per share, which expires on June 30, 2002; and (vii) 2,000 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 10,000 shares, at an exercise price of $3.875 per share, which expires on October 4, 2003. The options set forth in (vi) above were repriced in September 1998 from $11.167 to $6.00 per share.

 (8) Includes (i) 52,500 shares of Common Stock owned directly by Mr. Anderson; and (ii) 15,000 shares of Common Stock held in trust for the benefit of a child of Mr. Anderson, of which Mr. Anderson is the trustee.

 (9) Includes 18,000 shares of Common Stock issuable upon the exercise an option at an exercise price of $10.667 per share, which expires on November 15, 2005.

(10) Includes (i) 22,500 shares of Common Stock owned directly by Mr. Bertucci;
     (ii) 52,500 shares of Common Stock held by MKS Instruments, Inc., of which Mr. Bertucci is the majority shareholder; (iii) 6,000 shares of Common Stock issuable upon the exercise of an option at an exercise price of $4.707 per share, which expires on November 18, 2004; and (iv) 18,000 shares of Common Stock issuable upon the exercise of an option at an exercise price of $10.667 per share, which expires on November 15, 2005.

(11) Includes (i) 55,230 shares of Common Stock held by various trust arrangements, of which Mr. de Beaumont is a beneficiary; (ii) 6,000 shares of Common Stock issuable upon the exercise of an option at an exercise price of $4.707 per share, which expires on November 18, 2004; and (iii) 18,000 shares of Common Stock issuable upon the exercise of an option at an exercise price of $10.667 per share, which expires on November 15, 2005.

(12) Includes 2,000 shares of Common Stock issuable upon the exercise of an option at an exercise price of $7.25 per share, which expires on August 2, 2003. This option was repriced in September 1998 to $6.00 per share.

(13) Includes the following options owned by Brian R. Chisholm, the Corporation's Senior Vice President of Operations: (i) 900 shares of Common Stock issuable upon the exercise of an option at an exercise price of $5.083 per share, which expires on November 20, 2001; (ii) 27,000 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 45,000 shares, at an exercise price of $6.00 per share, which expires on November 25, 2001; (iii) 6,000 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 15,000 shares, at an exercise price of $6.00 per share, which expires on June 30, 2002; (iv) 2,000 shares of Common Stock issuable upon exercise of the vested portion of an option to purchase up to 10,000 shares, at an exercise price of $6.00 per share, which expires on May 13, 2003; and (v) 5,000 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 25,000 shares, at an exercise price of $3.875 per share, which expires on October 4, 2003. The options set forth in (iii) and (iv) above were repriced in September 1998 from $11.167 to $6.00 per share.

(14) Includes the following options owned by Dr. Avishay Katz, the Corporation's Senior Vice President of Global Customer Operations: (i) 9,000 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 45,000 shares, at an exercise price of $6.00, which expires on May 13, 2003; and (ii) 5,000 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 25,000 shares, at an exercise price of $3.875 per share, which expires on October 4, 2003. The option set forth in (i) above was repriced in September 1998 from $12.25 to $6.00 per share.

(15) Includes the following options owned by Michael C. DeLuca, the Corporation's Vice President of Manufacturing: (i) 12,000 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 30,000 shares, at an exercise price of $7.667 per share, which expires on May 1, 2002; and (ii) 2,000 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 10,000 shares, at an exercise price of $3.875 per share, which expires on October 4, 2003.

(16) Includes the following options owned by Jill E. Maunder, the Corporation's Vice President of Human Resources: (i) 4,000 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 20,000 shares, at an exercise price of $6.00 per share, which expires on February 1, 2003; and (ii) 2,000 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 10,000 shares, at an exercise price of $3.875 per share, which expires on October 4, 2003. The option set forth in (i) above was repriced in September 1998 from $12.25 to $6.00 per share.

(17) Excludes the following stock and options owned by Timothy E. Coutts, a former Vice President of the Corporation named in the Summary Compensation
     Table: (i) 9,793 shares of Common Stock; (ii) 21,753 shares of Common Stock held in escrow for the benefit of Mr. Coutts in connection with the Corporation's acquisition of Ehrhorn, which shares will be released upon satisfaction of certain escrow obligations; (iii) 18,000 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 30,000 shares, at an exercise price of $8.417 per share, which expires on December 31, 2000; (iv) 7,200 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 12,000 shares, at an exercise price of $6.417 per share, which expires on August 5, 2001; (v) 900 shares of Common Stock issuable upon the exercise of an option at an exercise price of $5.083 per share, which expires on November 20, 2001; and (vi) 5,400 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 13,500 shares, at an exercise price of $11.167 per share, which expires on June 30, 2002. Effective October 1, 1998, Mr. Coutts was no longer an executive officer of the Corporation, and effective December 1998, he will no longer be an employee of the Corporation.

                     COMPENSATION OF OFFICERS AND DIRECTORS

EXECUTIVE OFFICERS' COMPENSATION

     The table on the following page sets forth the compensation paid to Dr. Post, the Corporation's Chief Executive Officer, President and Chairman of the Board of Directors, Mr. Tarrh, the Corporation's Senior Vice President, Finance, Dr. Smith, the Corporation's Senior Vice President, Advanced Technology and Mr. Coutts, a former Vice President of the Corporation during Fiscal Years 1998, 1997 and 1996.

                           SUMMARY COMPENSATION TABLE

                                                                        LONG TERM
                                                                      COMPENSATION
                        ANNUAL COMPENSATION                              AWARDS
--------------------------------------------------------------------  ------------
                (a)                                (c)         (d)         (e)
                                       (b)                              SECURITIES          (f)
                                      FISCAL                            UNDERLYING       ALL OTHER
    NAME AND PRINCIPAL POSITION        YEAR     SALARY(1)     BONUS       OPTION      COMPENSATION(2)
    ---------------------------       ------    ---------    -------    ----------    ---------------
Richard S. Post.....................   1998     $190,299     $52,681      30,000          $4,179
  President, Chief Executive Officer   1997     $160,790     $33,692      47,100          $1,598
  and Chairman of the Board            1996     $142,500     $57,200      45,000          $1,244

Brian R. Chisholm...................   1998     $148,609     $34,648      25,000          $4,431
  Chief Operating Officer and          1997     $ 62,362     $10,096      45,900          $1,021
  Senior Vice President

Donald K. Smith.....................   1998     $126,192     $32,763      21,001          $2,239
  Senior Vice President,               1997     $111,280     $17,115      24,000          $  898
  Advanced Technology, and Director    1996     $114,000     $40,040      25,500          $  652

John M. Tarrh.......................   1998     $108,288     $19,563      15,000          $3,322
  Senior Vice President, Finance,      1997     $ 98,750     $10,495      11,100          $1,313
  Secretary, Treasurer and Director    1996     $ 95,366     $28,710      12,000          $1,023

Timothy E. Coutts (3)(4)............   1998     $138,459     $25,927      13,500          $4,205
  Former Vice President                1997     $122,977     $11,030      12,900          $2,893
                                       1996     $ 63,846     $ 2,640      30,000          $1,936

---------------
(1) Amounts shown indicate cash compensation earned and received by Drs. Post and Smith and Messrs. Tarrh and Coutts; no amounts were earned but deferred at their election. Drs. Post and Smith and Messrs Tarrh and Chisholm participate in the Corporation's group health and life insurance programs and other benefits generally available to all employees of the Corporation.

(2) Amounts shown represent matching contributions made by the Corporation under its 401(k) Plan.

(3) Effective October 1, 1998, Mr. Coutts was no longer an executive officer of the Corporation, and effective in December 1998, he will no longer be an employee of the Corporation.

(4) Excludes sums paid to Mr. Coutts by Ehrhorn Technological Operations, Inc. ("Ehrhorn") in connection with this exercise of non-qualified options and the lapse of the restrictions on restricted stock of Ehrhorn held by Mr. Coutts as a result of the acquisition of Ehrhorn by the Corporation.

                       OPTION GRANTS IN FISCAL YEAR 1998

                                                                                  POTENTIAL REALIZABLE VALUE
                                                                                  AT ASSUMED ANNUAL RATES OF
                                                                                   STOCK PRICE APPRECIATION
                               INDIVIDUAL GRANTS                                     FOR OPTION TERM(1)(6)
-------------------------------------------------------------------------------   ---------------------------
         (a)                 (b)             (c)           (d)          (e)          (f)              (g)
---------------------  ----------------   ----------   -----------   ----------   ----------      -----------
                                          % OF TOTAL
                          NUMBER OF        OPTIONS
                          SECURITIES      GRANTED TO
                          UNDERLYING      EMPLOYEES    EXERCISE OR
                           OPTIONS        IN FISCAL    BASE PRICE    EXPIRATION
        NAME           GRANTED(#)(1)(2)    YEAR(3)      ($/SH)(4)     DATE(5)         5%              10%
        ----           ----------------   ----------   -----------   ----------   ----------      -----------
Richard S. Post......       30,000           6.4%        $11.17      06/30/2002    $92,554         $204,521
Donald K. Smith......       21,001           4.5%        $11.17      06/30/2002    $64,791         $143,172
Brian R. Chisholm....       15,000           3.2%        $11.17      06/30/2002    $46,277         $102,261
                            10,000           2.1%        $12.25      05/14/2003    $38,845         $ 74,787
John M. Tarrh........       15,000           3.2%        $11.17      06/30/2002    $46,277         $102,261
Timothy E. Coutts....       13,500           2.9%        $11.17      06/30/2002    $41,650         $ 92,035

---------------

(1) None of the above-named executive officers has exercised any of the options granted during Fiscal Year 1998.

(2) The options granted in Fiscal Year 1998 are exercisable as follows: 20% of the shares become exercisable the date of the issuance of the option and an additional 20% of the option shares become exercisable on each successive anniversary date, with full vesting occurring on the fourth anniversary date.

(3) In Fiscal Year 1998, options to purchase a total of 465,579 shares of Common Stock were granted to employees of the Corporation, including executive officers.

(4) These options were subsequently repriced in September 1998 to $6.00 per share.

(5) The options are subject to earlier termination upon certain events related to termination of employment.

(6) The dollar gains under these columns result from calculations discussing hypothetical growth rates as set by the Commission and are not intended to forecast future price appreciation of the Common Stock.

COMPENSATION OF DIRECTORS

     Messrs. Anderson, Bertucci, and Kahl receive $1,000 per meeting for participation in Board of Directors meetings, and $500 per meeting for participation in Committee meetings. All non-employee directors receive reimbursement of reasonable travel expenses.

     In addition, pursuant to the Corporation's Formula Plan, effective on and commencing as of November 16, 1995, all non-employee directors received a grant of options to purchase 18,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. Under the Formula Plan, options to purchase 1,000 shares of Common Stock will vest immediately and additional options to purchase 1,000 shares of Common Stock will vest quarterly, subject to the option holder's continued service as a Director of the Corporation.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Corporation has entered into employment agreements with Drs. Post and Smith and Mr. Tarrh which are renewable annually. These agreements provide for base salaries of approximately $190,000, $126,000, and $108,000 respectively, during Fiscal Year 1998. Base salaries and bonuses are determined by the Board of Directors, with each officer eligible to receive a bonus if the Corporation exceeds operating profit goals (exclusive of extraordinary items of gain and loss) for the fiscal year (the "Bonus Plan"). Pursuant to the Bonus Plan, Drs. Post and Smith, and Mr. Tarrh received bonuses of approximately $53,000, $33,000 and $20,000, respectively, during Fiscal Year 1998. Each individual is entitled to receive benefits offered to the

Corporation's employees generally and to receive twelve (12) months base salary as severance in the event his employment is terminated by the Corporation without cause. In addition, the employment agreements preclude each individual from competing with the Corporation during his employment and for at least two years thereafter, from disclosing confidential information, and each agreement contains an ownership provision in the Corporation's favor for techniques, discoveries and inventions arising during the term of employment.

     Each of the employment agreements for Drs. Post and Smith and Mr. Tarrh were amended in July 1996, to provide that in addition to the severance benefits discussed above, in the event of a sale or change of control in the Corporation, and if their employment is terminated without cause, or if they are transferred outside of Eastern Massachusetts or if any individual has a significant reduction in responsibility with the Corporation, then he shall be entitled to receive 299% of his prior year's compensation (as determined by Section 280G of the Internal Revenue Code of 1986, as amended). In addition, these employment agreements, as modified, provide that if any executive remains with the Corporation for one year after a sale or change of control in the Corporation, then he shall receive as a bonus an amount equal to 18 months of his then current base salary.

     The Corporation also has employment agreements with Messrs. Chisholm and DeLuca, Dr. Katz and Ms. Maunder which expire on December 3, 1998, April 30, 1999, June 30, 1999, and January 31, 1999, respectively. These agreements are automatically renewed for successive periods of one year, unless a notice of non-renewal is given. The initial base salaries of Messrs. Chisholm and DeLuca, Dr. Katz, and Ms. Maunder were $147,400, $125,117, $170,000 and $130,000, respectively. Messrs. Chisholm and DeLuca, Dr. Katz, and Ms. Maunder are entitled to receive bonuses up to 35%, 25%, 40% and 25%, respectively, of their base salaries. During Fiscal 1998, Messrs. Chisholm and DeLuca, Dr. Katz, and Ms. Maunder received bonuses of $35,000, $19,000, $11,429 and $5,766, respectively. Each of these individuals is entitled to severance benefits if he or she is terminated without cause. Mr. Chisholm receives severance benefits for twelve (12) months; and Mr. DeLuca, Dr. Katz, and Ms. Maunder receive severance benefits for six (6) months. These agreements also preclude each individual (i) from competing with the Corporation during his or her employment and, in the cases of Messrs. Chisholm and DeLuca, and Ms. Maunder, for at least two (2) years thereafter, and (ii) from disclosing confidential information. Each agreement contains an ownership provision in the Corporation's favor for techniques, discoveries and inventions arising during the term of employment.

     The employment agreements for Messrs. Chisholm and DeLuca also provide that in the event of a sale or change of control in the Corporation, and if Mr. Chisholm's or Mr. DeLuca's employment is terminated without cause, or their base salary or Corporation-paid benefits are reduced, or if they are transferred outside of Eastern Massachusetts or if they have a significant reduction in responsibility with the Corporation, then they shall be entitled to receive 100% of the severance benefits due for each full year or portion thereof that they have been employed by the Corporation, up to a maximum of 299% of the severance benefits set forth above. Mr. Chisholm's employment agreement also provides that if he remains with the Corporation for one year after a sale or change of control in the Corporation, then he shall receive as a bonus an amount equal to 50% of his then current base salary and bonuses paid during the preceding fiscal year. The employment agreements for Dr. Katz and Ms. Maunder also provide that in the event of a sale or change of control in the Corporation, if (i) their employment is terminated without cause, (ii) their base salary or Corporation-paid benefits are reduced, or (iii) they have a significant reduction in responsibility with the Corporation, then (A) Dr. Katz shall be entitled to receive 100% of the severance benefits due for each full year or portion thereof that he has been employed by the Corporation, up to a maximum of 100% of the severance benefits set forth above, and (B) Ms. Maunder shall be entitled to receive 100% of the severance benefits set forth above.

401(k) PLAN

     Effective July 1990, the Corporation adopted and established a 401(k) Employee Benefit Plan (the "401(k) Plan"). Under the 401(k) Plan, any employee who has completed 90 days of service and has attained the age of 21 years is eligible to participate. Under the terms of the 401(k) Plan, an employee may defer up to 15% of his or her compensation through contributions to the 401(k) Plan. Also, the Corporation may make discretionary matching contributions on behalf of the participating employees. Amounts contributed to the 401(k) Plan by the Corporation are subject to a six year vesting schedule. The Corporation made voluntary matching contributions to the 401(k) Plan during Fiscal Year 1998 of $324,127 on behalf of all eligible employees.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Board of Directors established a Compensation Committee (the "Committee") in November 1994. The Committee is currently composed of Mr. Kahl, with Mr. Golding serving as an advisor, and is responsible for setting and administering the policies which govern annual compensation for the Corporation's executives. Following review and approval by the Committee of the compensation policies, all issues pertaining to executive compensation are submitted to the Board of Directors for approval. Following the Annual Meeting, the Board of Directors may appoint an additional non-employee director to join Mr. Kahl on the Compensation Committee.

     The Committee believes that the primary objectives of the Corporation's compensation policies are to attract and retain a management team that can effectively implement and execute the Corporation's strategic business plan. These compensation policies include (i) an overall management compensation program that is competitive with management compensation programs at companies of similar size; (ii) to recognize individual initiative, leadership and achievement; (iii) short-term bonus incentives for management to meet the Corporation's net income performance goals; and (iv) long-term incentive compensation in the form of stock options and other long-term equity compensation that will encourage management to continue to focus on shareholder return.

     The Committee's goal is to use compensation policies to closely align the interests of the Corporation with the interests of shareholders so that the Corporation's management have incentives to achieve short-term performance goals while building long-term value for the Corporation's shareholders. The Committee will review its compensation policies from time to time in order to determine the reasonableness of the Corporation's compensation programs and to take into account factors which are unique to the Corporation.

     The Committee has entered into employment agreements with Drs. Post, Smith and Katz, and Messrs. Tarrh, Chisholm and DeLuca and Ms. Maunder. These agreements are renewable annually, and provide for termination for cause as well as termination without cause and limit competition if the officer's employment is terminated.

     BASE SALARIES. For Fiscal Year 1998, Dr. Post's base salary was increased from $170,000 in Fiscal Year 1997 to $190,000 per annum; Dr. Smith's base salary has been increased from $117,000 in Fiscal Year 1997 to $126,000 per annum; and Mr. Tarrh's base salary was increased from $103,000 in Fiscal Year 1997 to $108,000. The base salaries of Dr. Katz, Messrs. Chisholm and DeLuca and Ms. Maunder are $170,000, $149,000, $125,117 and $130,000, respectively. The
Compensation Committee believes that these salaries reflect base salaries paid to senior officers of other companies of similar size and also reflect improvements in the Corporation's financial performance to date.

     BONUS PLAN. To further incentivize management to continue to improve operating results, in August 1994, the Board of Directors implemented the Bonus Plan. Pursuant to the Bonus Plan, the Board of Directors may grant bonuses to certain executive officers based on each individual's achievement of certain specified goals previously approved by the Board of Directors. The amounts to be distributed pursuant to the Bonus Plan are determined by the amount by which operating profits exceed the operating profit goal, which is established annually. The Committee believes that the Bonus Plan provides significant incentive to the executive officers of the Corporation to exceed the operating profit goal.

     LONG TERM INCENTIVE COMPENSATION. Long-term incentive compensation, in the form of stock options, allows the executive officers to share in any appreciation in the value of the Corporation's Common Stock. The Committee believes that stock option participation aligns executive officers' interests with those of the stockholders. In addition, the Committee believes that equity ownership by executive officers helps to balance the short term focus of annual incentive compensation with a longer term view and may help to retain key executive officers.

     When establishing stock option grant levels, the Committee considers general corporate performance, the Chief Executive Officer's recommendations, level of seniority and experience, existing levels of stock ownership, previous grants of stock options, vesting schedules of outstanding options and the current stock price.

     It is the standard policy of the Corporation to grant an initial stock option grant to all executive officers at the time they commence employment consistent with the number of options granted to executive officers in the industry at similar levels of seniority. In addition, the Committee may also make performance-based grants throughout the year. In making such performance-based grants, the Committee considers individual contributions to the Corporation's financial, operational and strategic objectives.

     Senior management also participates in company-wide employee benefit plans, including the Corporation's 401(k) Plan. Benefits under these plans are not dependent upon individual performance.

     COMPENSATION FOR CHIEF EXECUTIVE OFFICER. Dr. Post's compensation was based upon careful analysis of other comparable public companies' Chief Executive Officers' compensation and Dr. Post's efforts and success in the following areas: improving the Corporation's operating results; establishing strategic goals and objectives for the long-term growth of the Corporation; and advancing the Corporation in obtaining its strategic goals.

                                          COMPENSATION COMMITTEE

                                          Hans-Jochen Kahl,
                                          Chairman

October 14, 1998

PERFORMANCE GRAPHS

     The following graph compares the cumulative total stockholder return (assuming reinvestment of dividends) from investing $100 on November 10, 1993 (the day the Corporation's Common Stock began trading separately on The National Association of Securities Dealers Automated Quotation System ("NASDAQ")), and plotted at the end of Fiscal Years 1994, 1995, 1996, 1997 and 1998, in each of
(i) the Corporation's Common Stock, (ii) the NASDAQ Market Index of companies (the "NASDAQ Market Index"); and (iii) a Peer Group Index based on Standard Industry Classification Number 3559, Special Industry Machinery, N.E.C. (the "SIC Code Index"), which consists of other companies in the Special Industry Machinery. The graph was compiled by Media General Financial Services, Inc. The stock price performance on the graph below is not necessarily indicative of future price performance.

                                                            FISCAL YEAR ENDING
                                                            ------------------

COMPANY/INDEX                           11/10/93  07/02/94  07/01/95  06/29/96  06/28/97  06/27/98
-------------                           --------  --------  --------  --------  --------  --------

Applied Science and Technology, Inc.    $100.00   $ 55.68   $101.14   $109.09   $154.55   $105.63

NASDAQ Market Index                     $100.00   $ 99.38   $116.55   $146.72   $176.74   $234.28

SIC Code Index                          $100.00   $117.88   $250.96   $185.29   $308.07   $245.23


                         COMPLIANCE WITH SECTION 16(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, ("Section 16(a)") requires executive officers, directors, and persons who beneficially own more than ten percent (10%) of the Corporation's stock to file initial reports of ownership on Form 3 and reports of changes in ownership on Form 4 with the Securities and Exchange Commission (the "Commission") and any national securities exchange on which the Corporation's securities are registered. Executive officers, directors and greater than ten percent (10%) beneficial owners are required by the Commission's regulations to furnish the Corporation with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms furnished to the Corporation and written representations from the executive officers and directors, the Corporation believes that all its executive officers, directors, and greater than ten percent (10%) beneficial owners complied with all applicable Section 16(a) filing requirements, with the following exceptions: (i) Mr. de Beaumont failed to timely file four Form 4's reporting an aggregate of four sale transactions and two purchase transactions; (ii) Mr. Chisholm failed to timely file one Form 4 reporting the grant of an option; and (iii) Mr. Tarrh failed to timely file one Form 4 reporting one sale transaction.

                                DIVIDEND POLICY

     The Corporation has not paid dividends on its Common Stock since its inception and has no intention of paying any dividends in the foreseeable future. The Corporation's current credit facility arrangements restrict the Corporation's ability to declare cash dividends without the lender's prior written consent. The Corporation intends to reinvest future earnings, if any, in the development and expansion of its business. Any declaration of dividends will be at the election of the Board of Directors and will depend upon the earnings, capital requirements and financial position of the Corporation, general economic conditions, requirements of any bank lending arrangements which may then be in place, and other pertinent factors.

                                 PROPOSAL NO. 2

                            ------------------------

                ACCOUNTING MATTERS AND RATIFICATION OF AUDITORS

     The persons named in the enclosed proxy will vote to ratify the appointment of KPMG Peat Marwick LLP as independent auditors for the fiscal year ending June 26, 1999. The Board proposes that the Stockholders ratify this appointment, although such ratification is not required under Delaware law or the Corporation's Certificate of Incorporation or Bylaws, each as amended. A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting, and will have the opportunity to make a statement and answer questions from stockholders if he or she so desires.

     The affirmative vote of a majority of the shares present or represented and voting at the Annual Meeting is required to ratify the appointment of the independent auditors.

     In the event that the ratification of the appointment of KPMG Peat Marwick LLP as the independent public accountants for the Company is not obtained at the Meeting, the Board of Directors will reconsider its appointment.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                               VOTING AT MEETING

     The Board of Directors has fixed October 14, 1998 as the record date for the determination of stockholders entitled to vote at this meeting. At the close of business on that date, there were outstanding and entitled to vote 8,584,823 shares of Common Stock.

                            SOLICITATION OF PROXIES

     The cost of solicitation of proxies will be borne by the Corporation. In addition to the solicitation of proxies by mail, officers and employees of the Corporation may solicit in person or by telephone. The Corporation may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expense in sending proxies and proxy material to beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, telex and personal solicitation by the directors, officers or employees of the Corporation. No additional compensation will be paid for such solicitation.

                              REVOCATION OF PROXY

     Subject to the terms and conditions set forth herein, all proxies received by the Corporation will be effective, notwithstanding any transfer of the shares to which such proxies relate, unless prior to the Annual Meeting the Corporation receives a written notice of revocation signed by the person who, as of the record date, was the registered holder of such shares. The notice of revocation must indicate the certificate number or numbers of the shares to which such revocation relates and the aggregate number of shares represented by such certificate(s).

                             STOCKHOLDER PROPOSALS

     In order to be included in proxy material for the 1999 Annual Meeting, tentatively scheduled for November 18, 1999, stockholders' proposed resolutions must be received by the Corporation on or before June 21, 1999. To be considered for presentation at the Annual Meeting, although not included in the proxy statement, proposals must be received no earlier than August 20, 1999 and no later than September 20, 1999. The Corporation suggests that proponents submit their proposals by certified mail, return receipt requested, addressed to the President of the Corporation.

                                 ANNUAL REPORT

     THE CORPORATION IS PROVIDING TO EACH STOCKHOLDER, TOGETHER WITH THIS PROXY STATEMENT WITHOUT CHARGE, A COPY OF THE CORPORATION'S ANNUAL REPORT, INCLUDING THE FINANCIAL STATEMENTS FOR THE CORPORATION'S MOST RECENT FISCAL YEAR ENDED JUNE 27, 1998.

                                 MISCELLANEOUS

     Management does not know of any other matter which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

                                          By Order of the Board of Directors

                                          John M. Tarrh
                                          Secretary

October 19, 1998

     MANAGEMENT HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                      APPLIED SCIENCE AND TECHNOLOGY, INC.

             THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF
                      APPLIED SCIENCE AND TECHNOLOGY, INC.

    The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated October 19, 1998, in connection with the Annual Meeting to be held at 10:30 a.m. on Thursday, November 19, 1998, at the offices of the Corporation located at 35 Cabot Road, Woburn, Massachusetts and hereby appoints Richard S. Post, Ph.D., with full power to act alone, the attorney and proxy of the undersigned, with power of substitution, to vote all shares of the Common Stock of Applied Science and Technology, Inc. (the "Corporation") registered in the name provided herein which the undersigned is entitled to vote at the 1998 Annual Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxy is instructed to vote or act as follows on the proposals set forth in said Proxy.

    THIS PROXY WHEN EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSAL 2.

    IN HIS DISCRETION THE PROXY IS AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

    ELECTION OF DIRECTORS (or if any nominee is not available for election, such substitute as the Board of Directors may designate)

    NOMINEES:         JOHN M. TARRH         HANS-JOCHEN KAHL

    SEE REVERSE SIDE FOR BOTH PROPOSALS. If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes.

1.  Election of Directors (See reverse).    [ ] FOR                [ ] WITHHELD

[ ] ____________________________________________________________________________
               For all nominees except as noted on the line above

[X]  PLEASE MARK VOTES AS
     IN THIS EXAMPLE.

                         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

 2. Proposal to ratify and confirm the selection of KPMG Peat Marwick LLP as the Corporation's independent auditors for the fiscal year ending June 26, 1999.

  [ ] FOR                [ ] AGAINST                [ ] ABSTAIN

                                                 Please sign exactly as name(s)
                                                 appears hereon. Joint owners
                                                 should each sign. When signing
                                                 as attorney, executor,
                                                 administrator, trustee or
                                                 guardian, please give full
                                                 title as such.

                                                 Date:__________________________


                                                 Signature:_____________________


                                                 Signature:_____________________